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                                                                    EXHIBIT 23.1










INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of EMCORE Corporation on Form S-3 of our report dated May 14, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph related to a restatement described in Note 20), included in the Annual Report on Form 10-K/A of EMCORE Corporation for the year ended September 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.







/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
October 5, 1999